                                                                    EXHIBIT 99.2


                          GST TELECOMMUNICATIONS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                                   PAGE
Independent Auditors' Report.......................................................................................F - 2

Consolidated Balance Sheets at December 31, 1999 and 1998..........................................................F - 3

Consolidated Statements of Operations for the years ended December 31, 1999 and
     1998, the three-month period ended December 31, 1997 and the year ended
     September 30, 1997............................................................................................F - 4

Consolidated Statements of Shareholders' (Deficit) Equity for the years ended
     December 31, 1999 and 1998, the three-month period ended December 31, 1997 and the year ended September 30, 1997.........................................................................F - 5

Consolidated Statements of Cash Flows for the years ended December 31, 1999 and
     1998, the three-month period ended December 31, 1997 and the year ended
     September 30, 1997............................................................................................F - 6

Notes to Consolidated Financial Statements.........................................................................F - 7

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
GST Telecommunications, Inc.:


We have audited the accompanying consolidated balance sheets of GST Telecommunications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 1999, the three-month period ended December 31, 1997, and for the year ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GST Telecommunications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and cash flows for each of the years in the two-year period ended December 31, 1999, the three-month period ended December 31, 1997, and for the year ended September 30, 1997 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 16(c) and (d) to the consolidated financial statements, on May 17, 2000 the Company filed for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Laws. Subsequent to this filing, the Company conducted an auction under the supervision of the Bankruptcy Court that has resulted in a definitive agreement to sell a substantial portion of the Company's assets to Time Warner Telecom Inc. These actions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                     /s/ KPMG LLP



Portland, Oregon
March 17, 2000, except for note 16(c) and (d), as to which the date is September 21, 2000

                          GST TELECOMMUNICATIONS, INC.

                           Consolidated Balance Sheets

                      (In thousands, except share amounts)


                                                                                       DECEMBER 31,
                                                                              ----------------------------
                                   ASSETS                                         1999             1998
                                                                              -----------      -----------
Current assets:
     Cash and cash equivalents                                                $    42,983      $    86,070
     Restricted investments                                                        19,828           34,107
     Trade accounts receivable, net                                                45,244           32,935
     Construction contracts receivable                                             26,823            3,338
     Investments                                                                   44,596           16,246
     Prepaid and other current assets                                               8,562            9,601
                                                                              -----------      -----------
     Total current assets                                                         188,036          182,297
                                                                              -----------      -----------

Restricted investments                                                              9,848          247,257
Property and equipment, net                                                       832,047          615,852
Goodwill, net                                                                      41,409           51,091
Other assets, net                                                                  41,289           54,786
                                                                              -----------      -----------
                 Total assets                                                 $ 1,112,629      $ 1,151,283
                                                                              ===========      ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Accounts payable                                                         $    30,579      $    26,411
     Accrued expenses                                                              49,759           37,445
     Deferred revenue                                                              10,066            6,030
     Current portion of capital lease obligations                                   6,693            5,649
     Current portion of long-term debt                                             17,466           13,417
                                                                              -----------      -----------
     Total current liabilities                                                    114,563           88,952
                                                                              -----------      -----------

Long-term interest payable                                                         43,134           21,377
Capital lease obligations, less current portion                                    16,813           19,741
Long-term debt, less current portion                                            1,151,778        1,092,959

Commitments and contingencies

Redeemable preference shares:
     Authorized - 10,000,000 no par shares; 500 shares
        issued and outstanding at December 31, 1999
        and 1998                                                                   69,688           61,741

Shareholders' deficit:
     Common shares:
        Authorized - unlimited number of no par common shares; issued and outstanding - December 31, 1999 - 37,734,507
           shares, December 31, 1998 - 36,264,066 shares                          238,626          234,267
        Accumulated deficit                                                      (566,523)        (383,954)
        Accumulated other comprehensive income                                     44,550           16,200
                                                                              -----------      -----------
                                                                                 (283,347)        (133,487)
                                                                              -----------      -----------
                 Total liabilities and shareholders' deficit                  $ 1,112,629      $ 1,151,283
                                                                              ===========      ===========


See accompanying notes to consolidated financial statements.

                          GST TELECOMMUNICATIONS, INC.

                      Consolidated Statement of Operations

               (In thousands, except per share and share amounts)


                                                                                                 THREE-MONTH
                                                                 YEARS ENDED DECEMBER 31,        PERIOD ENDED       YEAR ENDED
                                                             ------------------------------      DECEMBER 31,      SEPTEMBER 30,
                                                                  1999              1998              1997              1997
                                                             ------------      ------------      ------------      ------------
Revenues:
     Telecommunications and other services                   $    202,686      $    149,783      $     26,064      $     82,593
     Construction, facility sales and other                       115,147             8,826             1,488                --
     Product                                                        4,089             4,708             8,706            23,374
                                                             ------------      ------------      ------------      ------------
                 Total revenues                                   321,922           163,317            36,258           105,967
                                                             ------------      ------------      ------------      ------------
Operating costs and expenses:
     Network expenses                                             129,761           104,320            19,127            66,250
     Facilities administration and maintenance                     21,074            16,703             3,511            12,304
     Cost of construction revenues                                 74,940             1,424               300                --
     Cost of product revenues                                       2,484             2,999             3,102             7,990
     Selling, general and administrative                          122,974            96,506            22,428            72,046
     Research and development                                          --                --               781             2,316
     Depreciation and amortization                                 70,973            45,957             8,864            24,159
     Special charges                                                   --            30,580                --             7,445
                                                             ------------      ------------      ------------      ------------
                 Total operating costs and expenses               422,206           298,489            58,113           192,510
                                                             ------------      ------------      ------------      ------------
                 Loss from operations                            (100,284)         (135,172)          (21,855)          (86,543)
                                                             ------------      ------------      ------------      ------------

Other expenses (income):
     Interest income                                               (9,736)          (24,145)           (4,101)           (7,026)
     Interest expense, net of amounts capitalized                 115,481           101,648            18,948            37,665
     Gain on sale of subsidiary shares                                 --           (61,266)               --            (7,376)
     Other                                                        (23,460)            3,281             1,569             2,017
                                                             ------------      ------------      ------------      ------------
                                                                   82,285            19,518            16,416            25,280
                                                             ------------      ------------      ------------      ------------
                 Loss before minority interest in income
                    of subsidiaries and income tax               (182,569)         (154,690)          (38,271)         (111,823)
                                                             ------------      ------------      ------------      ------------

Income tax expense:
     Current                                                           --                --               758             1,802
     Deferred                                                          --                --                92              (899)
                                                             ------------      ------------      ------------      ------------

                                                                       --                --               850               903
                                                             ------------      ------------      ------------      ------------

                 Loss before minority interest in income
                    of subsidiaries                              (182,569)         (154,690)          (39,121)         (112,726)

Minority interest in income of subsidiaries                            --                --              (472)             (612)
                                                             ------------      ------------      ------------      ------------

                 Net loss                                        (182,569)         (154,690)          (39,593)         (113,338)

Accretion of preference shares                                      7,948             7,106             3,145             2,969
                                                             ------------      ------------      ------------      ------------
Net loss to common shareholders                              $   (190,517)     $   (161,796)     $    (42,738)     $   (116,307)
                                                             ============      ============      ============      ============
Net loss per share, basic and dilutive                       $      (5.11)     $      (4.52)     $      (1.39)     $      (4.71)
                                                             ============      ============      ============      ============

Weighted average common shares, basic
     and diluted                                               37,270,710        35,834,196        30,804,376        24,702,870

See accompanying notes to consolidated financial statements.

                          GST TELECOMMUNICATIONS, INC.

                  Consolidated Statement of Shareholders' Deficit

                      (In thousands, except share amounts)


                                                                          COMMITMENT TO ISSUE
                                             COMMON SHARES                   COMMON SHARES
                                       -------------------------      --------------------------
                                        SHARES          AMOUNT          SHARES          AMOUNT
                                       ----------     ----------      ----------      ----------
Balances, September 30, 1996           21,257,697     $   72,647       1,988,230      $   25,454

Issuance of shares for services            25,000            221              --              --
Issuance of shares in business
     combinations                       3,132,854         29,394      (1,700,169)        (21,049)
Issuances of shares and
     warrants, net                      2,505,882         32,666              --              --
Issuance of shares under option
     plans                                643,016          3,309              --              --
Issuance of shares under employee
     share purchase plan                   62,993            400              --              --
Accrual of compensation costs for
     share awards and option plans             --          9,807              --              --
Accretion of redeemable
     preference shares                         --         (2,969)             --              --
Net loss                                       --             --              --              --
                                       ----------     ----------      ----------      ----------

Balances, September 30, 1997           27,627,442        145,475         288,061           4,405

Issuance of shares in business
     combinations                         246,392          3,801        (237,174)         (3,801)
Issuance of shares, net                 6,440,000         73,092              --              --
Issuance of shares under option
     plans                                158,209          1,107              --              --
Issuance of shares under employee
     share purchase plan                   75,198            463              --              --
Accrual of compensation costs for
     share awards and option plans             --            179              --              --
Accretion of redeemable
     preference shares                         --         (3,145)             --              --
Conversion of senior subordinated
     discount notes                        17,657            133              --              --
Net loss                                       --             --              --              --
                                       ----------     ----------      ----------      ----------

Balances, December 31, 1997            34,564,898        221,105          50,887             604

Issuance of shares for business
     combinations                          57,632          2,952         (50,887)           (604)
Issuance of shares under option
     plans                                429,350          3,258              --              --
Issuance of shares for warrant
     exercise                             991,343         12,852              --              --
Issuance of shares under employee
     share purchase plan                  220,843          1,563              --              --
Accrual of compensation costs for
     share awards and option plans             --           (357)             --              --
Accretion of redeemable
     preference shares                         --         (7,106)             --              --
Net loss                                       --             --              --              --
Other comprehensive income -
     unrealized gain on securities             --             --              --              --
                                       ----------     ----------      ----------      ----------
Comprehensive loss

Balances, December 31, 1998            36,264,066        234,267              --              --

Issuance of shares under option
     plans                                989,504          7,495              --              --
Issuance of shares under employee
     share purchase plan                  348,610          1,876              --              --
Accrual of compensation costs for
     share awards and option plans         30,000          2,161              --              --
Accretion of redeemable
     preference shares                         --         (7,948)             --              --
Conversion of senior subordinated
     discount notes                       102,327            775              --              --
Net loss                                       --             --              --              --
Other comprehensive income -
     unrealized gain on securities             --             --              --              --
                                       ----------     ----------      ----------      ----------

Comprehensive loss

Balances, December 31, 1999            37,734,507     $  238,626              --      $       --
                                       ==========     ==========      ==========      ==========



                                                                    ACCUMULATED
                                                                       OTHER         TOTAL
                                     COMPREHENSIVE   ACCUMULATED   COMPREHENSIVE  SHAREHOLDERS'
                                          LOSS         DEFICIT         INCOME       DEFICIT
                                     -------------   -----------   -------------  -------------
Balances, September 30, 1996           $      --      $ (76,333)     $      --     $  21,768

Issuance of shares for services               --             --             --           221
Issuance of shares in business
     combinations                             --             --             --         8,345
Issuances of shares and
     warrants, net                            --             --             --        32,666
Issuance of shares under option
     plans                                    --             --             --         3,309
Issuance of shares under employee
     share purchase plan                      --             --             --           400
Accrual of compensation costs for
     share awards and option plans            --             --             --         9,807
Accretion of redeemable
     preference shares                        --             --             --        (2,969)
Net loss                                (113,338)      (113,338)            --      (113,338)
                                       ---------      ---------      ---------     ---------
Comprehensive loss                      (113,338)
                                       ---------

Balances, September 30, 1997                  --       (189,671)            --       (39,791)

Issuance of shares in business
     combinations                             --             --             --            --
Issuance of shares, net                       --             --             --        73,092
Issuance of shares under option
     plans                                    --             --             --         1,107
Issuance of shares under employee
     share purchase plan                      --             --             --           463
Accrual of compensation costs for
     share awards and option plans            --             --             --           179
Accretion of redeemable
     preference shares                        --             --             --        (3,145)
Conversion of senior subordinated
     discount notes                           --             --             --           133
Net loss                                 (39,593)       (39,593)            --       (39,593)
                                       ---------      ---------      ---------     ---------
Comprehensive loss                       (39,593)
                                       ---------

Balances, December 31, 1997                   --       (229,264)            --        (7,555)

Issuance of shares for business
     combinations                             --             --             --         2,348
Issuance of shares under option
     plans                                    --             --             --         3,258
Issuance of shares for warrant
     exercise                                 --             --             --        12,852
Issuance of shares under employee
     share purchase plan                      --             --             --         1,563
Accrual of compensation costs for
     share awards and option plans            --             --             --          (357)
Accretion of redeemable
     preference shares                        --             --             --        (7,106)
Net loss                                (154,690)      (154,690)            --      (154,690)
Other comprehensive income -
     unrealized gain on securities        16,200             --         16,200        16,200
                                       ---------      ---------      ---------     ---------
Comprehensive loss                     $(138,490)
                                       =========
Balances, December 31, 1998                            (383,954)        16,200      (133,487)

Issuance of shares under option
     plans                                    --             --             --         7,495
Issuance of shares under employee
     share purchase plan                      --             --             --         1,876
Accrual of compensation costs for
     share awards and option plans            --             --             --         2,161
Accretion of redeemable
     preference shares                        --             --             --        (7,948)
Conversion of senior subordinated
     discount notes                           --             --             --           775
Net loss                                (182,569)      (182,569)            --      (182,569)
Other comprehensive income -
     unrealized gain on securities        28,350             --         28,350        28,350
                                       ---------      ---------      ---------     ---------

Comprehensive loss                     $(154,219)
                                       =========

Balances, December 31, 1999                           $(566,523)     $  44,550     $(283,347)
                                                      =========      =========     =========


See accompanying notes to consolidated financial statements.

                          GST TELECOMMUNICATIONS, INC.

                      Consolidated Statements of Cash Flows

                                 (In thousands)


                                                                                                      THREE-MONTH
                                                                          YEARS ENDED DECEMBER 31,    PERIOD ENDED    YEAR ENDED
                                                                          ------------------------    DECEMBER 31,   SEPTEMBER 30,
                                                                             1999           1998          1997           1997
                                                                          ---------      ---------    ------------   -------------
Operations:
     Net loss                                                             $(182,569)     $(154,690)     $ (39,593)     $(113,338)
     Adjustments to reconcile net loss to net cash used
        in operations:
           Minority interest in income of subsidiary                             --             --            472            612
           Depreciation and amortization                                     77,086         51,328         10,115         26,634
           Deferred income taxes                                                 --             --             92           (899)
           Accretion and accrual of interest                                 73,894         59,783          8,276         19,236
           Non-cash stock compensation and other expense                      2,161           (253)           374          2,583
           Loss on disposal of assets                                         4,160            239             --            679
           Non-cash special charges                                              --         29,467             --          7,445
           Equity in losses of investments and joint venture                     --            593          1,286          1,482
           Gain on sale of subsidiary shares                                     --        (61,266)            --         (7,376)
           Changes in non-cash operating working capital:
              Trade accounts receivable, net                                (13,573)       (15,321)        (3,547)       (11,284)
              Construction contracts receivable                             (23,485)        (3,338)            --             --
              Prepaid, other current and other assets, net                     (507)         3,859           (585)        (7,627)
              Accounts payable and accrued liabilities                       26,368           (754)       (18,177)        24,970
              Other liabilities                                               4,036          6,430            707           (119)
                                                                          ---------      ---------      ---------      ---------

                    Cash used in operations                                 (32,429)       (83,923)       (40,580)       (57,002)
                                                                          ---------      ---------      ---------      ---------

Investments:
     Acquisition of subsidiaries, net of cash acquired                           --        (35,471)        (2,105)        (1,618)
     Purchase of investments                                                     --             --         (4,297)        (3,247)
     Proceeds from sale of investments                                           --            327             --          5,176
     Purchase of property and equipment                                    (259,965)      (219,129)       (45,970)      (222,001)
     Proceeds from sale of property and equipment                             6,514          3,589             --          5,774
     Purchase of other assets                                                (1,684)        (3,014)        (1,866)       (14,058)
     Change in investments restricted for the
        purchase of property and equipment                                  218,878       (170,288)        11,143        (58,701)
     Proceeds from the sale of subsidiary shares, net                            --         85,048            141         27,105
     Cash disposed of in sale of subsidiary                                      --         (5,252)            --             --
                                                                          ---------      ---------      ---------      ---------

                    Cash used in investing activities                       (36,257)      (344,190)       (42,954)      (261,570)
                                                                          ---------      ---------      ---------      ---------

Financing:
     Proceeds from long-term debt                                             1,782        300,955        151,420        353,257
     Issuance of redeemable preference shares, net                               --             --             --         48,679
     Principal payments on long-term debt and capital leases                (18,364)       (23,769)       (10,101)        (7,455)
     Issuance of common shares, net of issuance costs                         9,371         17,673         74,629         27,692
     Deferred debt financing costs                                               --        (13,103)        (5,380)       (12,033)
     Change in investments restricted to finance interest
        payments                                                             32,810         33,374         16,157        (97,049)
                                                                          ---------      ---------      ---------      ---------

                    Cash provided by financing activities                    25,599        315,130        226,725        313,091
                                                                          ---------      ---------      ---------      ---------

                    Increase (decrease) in cash and cash
                        equivalents                                         (43,087)      (112,983)       143,191         (5,481)

Cash and cash equivalents, beginning of period                               86,070        199,053         55,862         61,343
                                                                          ---------      ---------      ---------      ---------

Cash and cash equivalents, end of period                                  $  42,983      $  86,070      $ 199,053      $  55,862
                                                                          =========      =========      =========      =========

Supplemental disclosure of cash flow information:
     Cash paid for interest                                               $  48,802      $  50,315      $  21,684      $   4,982
     Cash paid for income taxes                                                  --             --          1,038            638

Supplemental schedule of non-cash investing and financing activities:
        Recorded in business combinations:
           Assets                                                                --         45,719          2,605         14,148
           Liabilities                                                           --          7,900            500          4,369
           Common shares                                                         --          2,348             --          8,161
        Disposition of subsidiaries:
           Assets                                                             8,096         35,480             --             --
           Liabilities                                                         (213)         4,218             --             --
           Minority interest                                                     --         12,732             --             --
        Amounts in accounts payable and accrued liabilities
           for the purchase of fixed assets at end of period                 28,880         25,945         19,029         19,718
        Unrealized gain on securities                                        28,350         16,200             --             --
        Accretion of redeemable preference shares                             7,948          7,106          3,145          2,969
        Assets acquired through capital leases                                5,068         10,079            480         21,765
        Debt converted to equity                                                775             --            133             --


See accompanying notes to consolidated financial statements.

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)        DESCRIPTION OF THE COMPANY

              GST Telecommunications, Inc., a Canadian company, and its U.S. subsidiaries collectively, (the Company or GST), is in the business of providing integrated telecommunications products and services primarily in the western United States. The Company provides a range of telecommunications services, including local, long distance, Internet and data services, and constructs telecommunications network segments for other providers, and produces telecommunications software.

              The consolidated financial statements for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and the year ended September 30, 1997 have been reported in U.S. dollars, the functional currency of the Company. These consolidated financial statements are prepared in conformity with generally accepted accounting principles in the United States. The Company also prepares separate consolidated financial statements in accordance with Canadian generally accepted accounting principles.

       (b)        CHANGE IN FISCAL YEAR-END

              In 1997, the Company changed its fiscal year-end from September 30 to December 31. Included in the accompanying audited consolidated financial statements are the results of operations for the three-month transition period ended December 31, 1997. Unaudited results of operations for the comparable three-month period ended December 31, 1996 are summarized below:

      Revenues.........................................................     $  23,217
      Loss from operations.............................................       (17,988)
      Other expenses, net..............................................        (4,646)
      Net loss.........................................................       (22,634)
      Loss per share, basic and diluted................................         (1.02)

       (c)        BASIS OF CONSOLIDATION

              These consolidated financial statements include the accounts of the Company and its greater than 50% owned subsidiaries. The Company's investments in unconsolidated companies owned 20% or more or where the Company exercise significant influence are accounted for using the equity method. At December 31, 1999, the Company held no investments accounted for pursuant to the equity method. All significant intercompany accounts have been eliminated.

       (d)        CASH AND CASH EQUIVALENTS

              Cash equivalents consist of short-term, highly liquid investments with original maturities of ninety days or less.


                                     F-7                             (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


        (e)       ACCOUNTS AND NOTES RECEIVABLE

              Gross trade accounts receivable total $52,518 and $38,209 at December 31, 1999 and 1998, respectively. Notes receivable total $268 and $208 at December 31, 1999 and 1998, respectively. Management provides an allowance for doubtful accounts and customer credits based on current customer information and historical statistics. The allowance was $7,542 and $5,482 at December 31, 1999 and 1998, respectively.

              Valuation and qualifying accounts for the allowance for doubtful accounts and customer credits is as follows:


                                                              THREE-MONTH
                                   YEARS ENDED DECEMBER 31,   PERIOD ENDED    YEAR ENDED
                                   ------------------------    DECEMBER 31,  SEPTEMBER 30,
                                     1999             1998         1997           1997
                                   -------          -------   -------------  -------------
Balance at beginning of period     $ 5,482          $ 3,956      $ 3,582        $ 1,264
Charged to bad debt expense          8,629            4,776        1,541          5,737
Charged to revenue                   1,500               --           --             --
Written off                         (8,069)          (3,250)      (1,167)        (3,419)
                                   -------          -------      -------        -------

Balance at end of period           $ 7,542          $ 5,482      $ 3,956        $ 3,582
                                   =======          =======      =======        =======

              Results of operations are derived from United States operations and substantially all assets reside in the United States. The Company is exposed to concentration of credit risk principally from accounts receivable. The Company's five largest telecommunications and other services customers accounted for approximately 11.3%, 16.4%, 16.8% and 20.8% of the Company's consolidated telecommunications and other services revenue for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and the year ended September 30, 1997, respectively.

              In certain cities, the Company relies on incumbent local exchange carriers for the provision of local telephone service. In addition, the Company relies on other carriers to provide transmission and termination services for a majority of its long distance traffic. The inability of any of these companies or carriers to fulfill service delivery requirements could impact the Company's future results.

              Construction contracts receivable consists of costs in excess of billings on certain contracts and amounts due from joint construction partners. Construction contracts receivable consists of balances due from three customers.


                                      F-8                            (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


        (f)       RESTRICTED AND UNRESTRICTED INVESTMENTS

              Restricted investments classified as available-for-sale consist primarily of U.S. Treasury securities maturing between one and eight months which are restricted for the purchase and installation of network assets. Held-to-maturity investments consist of U.S. Treasury securities and certificates of deposit maturing between four months and eighteen months which are primarily restricted for interest payments. Restricted investments are recorded at amortized cost, which approximates fair value for all periods presented.

              Unrestricted available-for-sale investments consist of the Company's approximate 14% equity interest in Global Light Telecommunications, Inc. (Global) at December 31, 1999 and U.S. Government securities and certificates of deposit at December 31, 1998. An unrealized gain of $28,350 related to the Company's interest in Global, which is carried at fair value, is included in comprehensive income for the year ended December 31, 1999. See note 16 for a discussion of the sale of the Company's investment in Global.

              Under Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, the Company classifies its investments as follows:


                                                             DECEMBER 31,
                                                       ---------------------
                                                         1999         1998
                                                       --------     --------
Restricted investments:
    Available-for-sale ...........................     $  9,848     $230,014
    Held-to-maturity .............................       19,828       51,350
Unrestricted investments:
    Available-for-sale ...........................       44,596       16,246


       (g)        INVESTMENTS IN FORMER AFFILIATE

              At December 31, 1997, the Company held a greater than 20% equity interest in Global, a publicly-traded corporation listed on the Vancouver Stock Exchange, which conducts telecommunications operations on a worldwide basis. The carrying value of this investment at December 31, 1997 totaled $593 and was included in other assets in the accompanying consolidated balance sheet. At both December 31, 1998 and 1999, the Company held a less than 20% interest in Global. See note 1(f), note 11(a) for a discussion of litigation with Global and note 16 for a discussion of the sale of the Company's investment in Global subsequent to year-end.


                                      F-9                            (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


        (h)       MINORITY INTEREST

              In March 1997, the Company's then wholly-owned subsidiary, NACT Telecommunications, Inc. (NACT), completed an initial public offering of its common stock, pursuant to which the Company and NACT sold one and two million shares, respectively, of NACT's common stock, resulting in net proceeds of approximately $9,000 and $18,100, respectively. As a result of the offering, the Company's ownership was reduced to 63%. Minority interest represents the non-Company owned shareholder interest in NACT's equity resulting from the 1997 offering.

              In February 1998, the Company sold its remaining interest in NACT for net proceeds of $85,048, which resulted in a gain of $61,266.

       (i)        PROPERTY AND EQUIPMENT

              Property and equipment are recorded at cost and are depreciated on the straight-line basis over their estimated useful lives, which are as follows:


            Telecommunications networks........................................                 20 years
            Electronic and related equipment...................................                 10 years
            Leasehold improvements.............................................                 10 years
            Computer equipment, office equipment and other.....................              3 - 7 years
            Buildings..........................................................                 40 years


              Construction, engineering and overhead costs directly related to the development of the Company's networks are capitalized. The Company capitalizes internal information systems costs in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of computer software developed or obtained for internal use." The amount capitalized under SOP 98-1 was $13,075, and $621 of amortization was charged to operations for the year ended December 31, 1999. These amounts are included in Property and Equipment. The Company begins depreciating these costs when the assets become operational. Depreciation expense totaled $55,368, $30,056, $6,240 and $14,985 for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and for the year ended September 30, 1997, respectively.

       (j)        GOODWILL

              Goodwill is amortized using the straight-line method over periods ranging from five to ten years. Amortization charged to operations was $6,785, $6,218, $1,054 and $4,044 for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and for the year ended September 30, 1997, respectively.


                                     F-10                            (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


        (k)       OTHER ASSETS

              Other assets consists primarily of customer lists, software development costs and deferred financing costs. These assets are amortized using the straight-line method over periods ranging from three to ten years. Amortization charged to operations for customer lists and software development costs was $10,320, $11,183, $1,945 and $5,630 for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and for the year ended September 30, 1997, respectively. Amortization charged to interest expense for deferred financing costs was $4,613, $3,873, $669 and $1,495 for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and for the year ended September 30, 1997, respectively.

       (l)        ASSET IMPAIRMENT

              The Company reviews long-lived assets, goodwill and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

              During 1998, the Company recorded a non-cash special charge of $3,881 related to the impairment of certain long-lived assets associated with the Company's shared tenant services operations. The impaired assets primarily consist of customer lists and electronic and related equipment. As the projected future cash flows were less than the assets' carrying value, an impairment loss was recognized. The impairment loss was measured as the amount by which the carrying amount of the assets exceeded the estimated fair value of the assets, which was determined based on current market prices for similar assets.

              As discussed in note 14, the Company also recorded a non-cash special charge of $15,668 during 1998 related to the impairment of a prepaid reseller agreement and advances to Magnacom Wireless LLC.



                                      F-11                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


       (m)        REVENUE RECOGNITION

              Telecommunication services revenue is recognized monthly as services are provided. Amounts billed in advance of the service month are recorded as deferred revenue. Product revenue is recorded upon installation of products and is presented in the accompanying consolidated statements of operations net of product returns.

              Network construction services revenue is recognized using the percentage of completion method. Accordingly, the Company recognizes revenues and expenses as construction progresses. Cost of construction revenue is estimated using weighted average allocations of the total costs of constructing the specific phase of the network.

              The Company treats certain long term fiber and conduit lease contracts entered into prior to June 30, 1999 as sales-type leases and recognizes revenue under the percentage of completion method. In June 1999, the Financial Accounting Standards Board (FASB) issued Interpretation No. 43, REAL ESTATE SALES, AN INTERPRETATION OF FASB STATEMENT NO. 66. The interpretation is effective for sales of real estate with property improvements or integral equipment entered into after June 30, 1999. Under this interpretation, conduit is considered integral equipment and dark fiber will likely be considered integral equipment. Accordingly, title must transfer to a lessee in order for a lease transaction to be accounted for as a sales-type lease. For contracts entered into after June 30, 1999, sales-type lease accounting is no longer appropriate for dark fiber and conduit leases and therefore, these transactions will be accounted for as operating leases unless title transfers to the lessee.

       (n)        NET LOSS PER SHARE

              Basic and diluted net loss per share is computed using the weighted average number of common shares outstanding during the period. Common equivalent shares, consisting of options, warrants and convertible securities, were antidilutive for all periods presented and were not included in determining diluted weighted average shares outstanding. If the Company had reported net income for the periods presented, the weighted average number of common equivalent shares used to determine diluted net loss per share would have increased by 11,245,435, 10,411,640, 9,741,498 and
              8,186,050 for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and the year ended September 30, 1997, respectively.

              Net loss per share is increased for redeemable preference shares' accretion totaling $7,948, $7,106, $3,145 and $2,969 for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and the year ended September 30, 1997, respectively.

       (o)        ISSUANCE OF SUBSIDIARY STOCK

              Issuances of subsidiary stock are accounted for as capital transactions in the accompanying consolidated financial statements.


                                      F-12                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


        (p)       INCOME TAXES

              The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred income taxes reflect the future tax consequences of differences between the tax basis of assets and liabilities and their financial reporting amounts at the end of each reporting period. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the period in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

       (q)        COMPREHENSIVE INCOME

              The Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME, on January 1, 1998. Comprehensive income is defined as changes in stockholders' equity exclusive of transactions with owners such as capital contributions and dividends. For the years ended December 31, 1999 and 1998, comprehensive loss includes a $28,350 and $16,200 unrealized gain on available-for-sale securities. There are no differences between net loss and comprehensive loss for all other periods presented.

       (r)        USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (s)        ADVERTISING COSTS

              The Company expenses advertising costs as incurred.

       (t)        RECLASSIFICATIONS

              Certain reclassifications have been made in the accompanying consolidated financial statements for prior periods to conform with the December 31, 1999 presentation.


                                      F-13                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)

(2)      ACQUISITIONS

       The Company has made the acquisitions set forth below, each of which was accounted for using the purchase method of accounting. The consolidated financial statements include the operating results from the effective date of acquisition.

       (a)        ICON COMMUNICATIONS CORP. (ICON)

              In April 1998, the Company acquired 100% of the outstanding capital stock of ICON, a Washington company which provides long distance and ancillary communications services. Consideration paid for this acquisition consisted of $23,916 in cash. Goodwill of $15,957 was recorded as a result of this acquisition.

       (b)        KLP, INC. (D/B/A CALL AMERICA) (CALL AMERICA PHOENIX)

              In March 1998, the Company acquired 100% of the outstanding capital stock of Call America Phoenix, an Arizona company which provides long distance services. Consideration paid for this acquisition consisted of $3,838 in cash. Goodwill of $2,405 was recorded as a result of this acquisition.

       (c)        WHOLE EARTH NETWORKS, LLC (WHOLE EARTH)

              In March 1998, the Company acquired the assets of Whole Earth, a California Internet services provider. Consideration paid for this acquisition consisted of $9,053 in cash and the assumption of $1,273 in liabilities. Goodwill of $3,293 was recorded as a result of this acquisition.

       (d)        ACTION TELCOM CO. (ACTION TELCOM)

              In May 1997, the Company acquired 100% of the outstanding capital stock of Action Telcom, a Texas company which provides long distance and ancillary telecommunications services, and produces software used in the telecommunications industry. The Company acquired Action Telcom for consideration of 903,000 common shares valued at $8,161, $1,290 in cash and $2,580 in notes payable. Goodwill of $3,863 was recorded as a result of this acquisition.

              In October 1999, the Company sold the assets of the long distance portion of Action Telcom for $4,895 in cash. A loss of $163 was recognized as a result of this divestiture.

        (e)       GUAM OPERATIONS OF SPRINT COMMUNICATIONS COMPANY L.P. (SPRINT)

              In October 1997, the Company purchased the assets of the Guam operations of Sprint which provide long distance and ancillary services in Guam. Consideration paid for this acquisition consisted of $2,000 in cash and $500 in liabilities for services to be provided to Sprint.

              In July 1999, the Company sold the assets of its Guam operations for $1,500 in cash. A gain of $294 was recognized as a result of this divestiture.


                                      F-14                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


              The unaudited pro forma results shown below reflect results of operations as if the 1998 and 1997 acquisitions described above occurred as of the beginning of each of the periods presented.


                                                                     THREE-MONTH
                                                     YEAR ENDED      PERIOD ENDED    YEAR ENDED
                                                     DECEMBER 31,    DECEMBER 31,   SEPTEMBER 30,
                                                         1998            1997           1997
                                                     ------------    ------------   -------------
Revenues .........................................     $ 167,556      $  40,521      $ 133,958
Net loss .........................................      (155,236)       (39,655)      (115,266)
Net loss per share ...............................         (4.33)         (1.29)         (4.67)


              The pro forma results are not necessarily indicative of what actually would have occurred had the acquisitions been in effect for the entire periods presented. In addition, they are not intended to be a projection of future results that may be achieved from the combined operations.

(3)      PROPERTY AND EQUIPMENT

                                                             DECEMBER 31,
                                                       ------------------------
                                                          1999           1998
                                                       ---------      ---------
Telecommunications networks ......................     $ 264,229      $ 178,008
Electronic and related equipment .................       314,880        181,270
Leasehold improvements ...........................        28,708         24,509
Computer equipment, office
    equipment and other ..........................        55,820         40,585
Buildings ........................................         2,808          2,803
Construction in progress .........................       277,965        251,199
                                                       ---------      ---------

                                                         944,410        678,374

Less accumulated depreciation ....................      (112,363)       (62,522)
                                                       ---------      ---------

                                                       $ 832,047      $ 615,852
                                                       =========      =========


       Property and equipment includes $277,965 and $251,199 of equipment which had not been placed in service at December 31, 1999 and 1998, respectively, and accordingly, is not being depreciated. During the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and the year ended September 30, 1997, $32,133, $25,920, $3,726 and $15,170 of interest, respectively, was capitalized as part of property and equipment.


                                      F-15                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)

 (4)     ACCRUED EXPENSES


                                                           DECEMBER 31,
                                                       -------------------
                                                         1999        1998
                                                       -------     -------
Fixed asset purchases ............................     $ 6,012     $ 9,552
Carrier costs ....................................      13,814       4,885
Interest payable .................................       8,223       9,272
Payroll and related liabilities ..................       5,694       5,252
Other ............................................      16,016       8,484
                                                       -------     -------

              Total ..............................     $49,759     $37,445
                                                       =======     =======


(5)      LONG-TERM DEBT


                                                                   DECEMBER 31,
                                                            -------------------------
                                                               1999           1998
                                                            ----------     ----------
13.25% Senior Secured Notes due May 1, 2007 ...........     $  265,000     $  265,000
10.5% Senior Secured Discount Notes
    due May 1, 2008 ...................................        355,587        320,997
Note payable to Tomen, LIBOR plus 3.0%
    (9.0% at December 31, 1999) .......................         42,187         45,262
Note payable to NTFC, LIBOR plus 3.5%
    (9.5% at December 31, 1999) .......................         44,375         50,000
Note payable to Siemens, LIBOR plus 3.5%
    (9.5% at December 31, 1999) .......................         10,000          9,463
13.875% Senior Discount Notes due
    December 15, 2005 .................................        274,800        240,304
13.875% Convertible Senior Subordinated Discount
    Notes, due December 15, 2005 ......................         33,295         29,884
12.75% Senior Subordinated Accrual Notes due
    November 15, 2007 .................................        144,000        144,000
Other .................................................             --          1,466
                                                            ----------     ----------

                                                             1,169,244      1,106,376

Less current portion of long-term debt ................         17,466         13,417
                                                            ----------     ----------

                                                            $1,151,778     $1,092,959
                                                            ==========     ==========


                                      F-16                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


       The schedule of future debt service payments is as follows:



                                                        PRINCIPAL            INTEREST
                                                       -----------         -----------
Year ending December 31:

    2000 .........................................     $    17,466         $    43,267
    2001 .........................................          19,814              90,143
    2002 .........................................          20,511              88,265
    2003 .........................................          21,388             130,919
    2004 .........................................          11,582             155,636
    Thereafter ...................................       1,265,105(a)          373,200
                                                       -----------         -----------

    Less unaccreted discount .....................        (186,622)                 --
                                                       -----------         -----------

                                                       $ 1,169,244         $   881,430
                                                       ===========         ===========

(a)               Includes $500,000, $312,448 and $37,856 of 10.5% Senior
                  Secured Notes, 13.875% Senior Discount Notes and 13.875% Convertible Senior Subordinated Discount Notes, respectively, due at maturity.

       SENIOR SECURED NOTES

       In May 1997, the Company issued $265,000 in Senior Secured Notes (the Secured Notes) due May 1, 2007. The Secured Notes bear interest at a rate of 13.25% with semiannual interest payments due beginning November 1, 1997. Approximately $93,790 of the proceeds were set aside to fund the first six scheduled interest payments. The remainder of the net proceeds were restricted to finance the cost of design, development, construction, acquisition, installation and integration of telecommunications equipment. The Secured Notes are secured by the assets financed with the proceeds and are subject to certain debt covenants.

       SENIOR SECURED DISCOUNT NOTES

       In May 1998, the Company issued $300,000 in 10.5% Senior Secured Discount Notes (the Senior Secured Discount Notes) maturing on May 1, 2008. The Senior Secured Discount Notes sold at a substantial discount and there will be no accrual of cash interest prior to May 1, 2003, or payment of interest until November 1, 2003. The Senior Secured Discount Notes accrete to a total principal amount, due May 1, 2008, of approximately $500,000. The net proceeds from the sale of the Senior Secured Discount Notes are restricted to finance the cost of design, development, construction, acquisition, installation and integration of telecommunications equipment. The Senior Secured Discount Notes are secured by the assets financed with the proceeds and are subject to certain debt covenants.


                                      F-17                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


       TOMEN FACILITY

       In October 1994, the Company entered into a master financing agreement with Tomen. Under the agreement, Tomen will loan up to $100,000 to subsidiaries of the Company for development and construction of network projects. As of December 31, 1999, Tomen had provided a total of $69,468 (of which $42,187 was outstanding at December 31, 1999) in debt financing to the Company's subsidiaries for construction and operation of fiber optic networks in southern California, New Mexico, Arizona and Hawaii. The Tomen financing is secured by equipment at the funded network locations and is subject to certain debt covenants. Although, Tomen has the right of first refusal to finance fiber optic projects for the Company, management does not believe that it is likely that they will finance any additional projects.

       NTFC CAPITAL CORPORATION (NTFC) AGREEMENT

       In March 1997, the Company entered into a $50,000 ($44,375 of which was outstanding at December 31, 1999) loan and security agreement with NTFC to finance the purchase of certain equipment from Northern Telecom, Inc. Amounts borrowed under the agreement bear interest at LIBOR plus 3.5% and will be repaid in twenty quarterly installments which began in March 1999. The loan is secured by the equipment purchased with the proceeds and subject to certain debt covenants.

       SIEMENS TELECOM NETWORKS (SIEMENS) AGREEMENT

       In September 1996, the Company entered into a loan and security agreement with Siemens. Under the terms of the agreement, Siemens will loan up to $226,000 to the Company for the purchase and installation of telecommunications switching and related equipment. At December 31, 1999, $116,000 was available to the Company and $10,000 was outstanding. Amounts borrowed under the agreement initially bear interest at LIBOR plus 4.5% and are secured by the equipment. Such interest decreases to LIBOR plus 3.5% at the time each initial loan is converted to a term loan, which conversion occurs at the first calendar quarter following the initial loan. Amounts borrowed under the agreement will be repaid in twenty-four quarterly installments beginning five quarters after the initial loan is converted to a term loan. The loan is subject to certain debt covenants.

       SENIOR DISCOUNT NOTES AND CONVERTIBLE SENIOR SUBORDINATED DISCOUNT NOTES

       In December 1995, the Company issued approximately $160,000 in 13.875% Senior Discount Notes (the Senior Notes) and $20,000 in 13.875% Convertible Senior Subordinated Discount Notes (the Convertible Notes) maturing on December 15, 2005 (together the Notes). The Notes were sold at a substantial discount and there will be no accrual of cash interest prior to December 15, 2000 or payment of interest until June 15, 2001. The Notes accrete to a total principal amount, due December 15, 2005, of approximately $350,304 by December 15, 2000. The Senior Notes rank in right of payment with all unsubordinated indebtedness of the Company while the Convertible Notes are junior to all senior Company debt.

       Each of the Convertible Notes is convertible at the option of the holder into common shares. The number of shares to be issued upon conversion is based on an accreted value on the conversion date divided by $7.563. In addition, all of the Convertible Notes may be automatically converted to common shares by the Company if the Company's common shares sustain certain market value levels for thirty consecutive


                                      F-18                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)



       trading days. On or after December 15, 2000, the Notes will be redeemable at the option of the Company. The Notes are subject to certain debt covenants.

                                      F-19                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


       SENIOR SUBORDINATED ACCRUAL NOTES

       In November and December 1997, the Company issued $144,000 in 12.75% Senior Subordinated Accrual Notes (the Accrual Notes). Cash interest on the Accrual Notes will not be paid until May 15, 2003. The Accrual Notes are subordinated to all senior indebtedness, including the Notes.

       The Accrual Notes are redeemable at the option of the Company, in whole or in part after November 15, 2002. Prior to November 15, 2000, up to one-third of the aggregate principal amount of the Accrual Notes may be redeemed by the Company from the proceeds of one or more sales of the Company's common shares. The Accrual Notes are subject to certain debt covenants.

       DEBT COVENANTS AND CLASSIFICATION OF LONG-TERM DEBT

       In November 1998, the Company informed the trustee who represents the holders of the Senior Secured Notes, the Senior Secured Discount Notes, the Senior Notes, the Convertible Notes and the Accrual Notes that it may have violated certain technical covenants contained in the indentures related to each of the aforementioned debt issuances. In particular, the Company advised the trustee that the transfer to Global of its interest in a telecommunications project to be developed in Mexico may have constituted a violation of certain provisions in the indentures. In February 1999, the trustee informed the noteholders of the potential violations. The noteholders did not declare a default, as defined within the indentures of each of the notes.

       On September 16, 1999, the Company received $30,000 in cash from Global and others in connections with the settlement of various lawsuits and has taken other actions to cure the potential technical violations. As a result, the Company believes that there is currently no basis on which the noteholders could declare a default under the indentures relating to the Company's debt issuances. Accordingly, the Company has classified the related debt obligations as non-current in the accompanying consolidated balance sheets.


                                      F-20                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)



(6)      REDEEMABLE PREFERENCE SHARES

       The Company's Board of Directors has the authority, without any further vote or action by the Company's shareholders, to issue up to 10,000,000 Preference Shares, without par value, in one or more series and to determine the designations, powers, preferences and relative, participating, optional or other rights thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, voting rights, rights and terms of redemption, redemption price and liquidation preference.

       In February 1997, the Company consummated a private placement of $50,000 of 500 Redeemable Preference Shares. The Redeemable Preference Shares do not pay dividends in cash, except to the extent such dividends are paid on Common Shares. In addition, the liquidation, conversion and redemption prices of the Redeemable Preference Shares accrete semiannually at a rate of 11.875%.

       The Company is required to redeem the Redeemable Preference Shares on February 28, 2004 (the Mandatory Redemption Date) in cash at a redemption price of approximately $224,000 per share (the Mandatory Redemption Price); provided that to the extent the Company is prohibited from paying such redemption price in cash, the holders of Redeemable Preference Shares have the option to convert each Redeemable Preference Share into a number of Common Shares equal to the Mandatory Redemption Price divided by 95% of the then market price for Common Shares.

       In the event the Company is prevented from paying the redemption price for Redeemable Preference Shares in cash and any holder of Redeemable Preference Shares does not exercise such conversion option, the Company has the option of extending the Mandatory Redemption Date to August 28, 2007. The Company has the option of redeeming the Redeemable Preference Shares at any time after February 2000 in cash at a redemption price per Redeemable Preference Share equal to the number of Common Shares into which such Redeemable Preference Share is then convertible multiplied by the price at which such Redeemable Preference Share would become subject to mandatory conversion.

       Redeemable Preference Shares are convertible at the option of the holders into Common Shares at any time after February 28, 2000 or earlier upon a change of control of the Company. The holders of Redeemable Preference Shares have the right to require the Company to repurchase their shares upon a change of control of the Company after February 28, 2002; prior to that time, holders have a right to convert their Redeemable Preference Shares into Common Shares upon a change of control. Further, the Redeemable Preference Shares are subject to mandatory conversion into Common Shares if the market price of Common Shares exceeds $15.925 per share (subject to adjustment) for a specified period after February 28, 2000.


                                      F-21                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


 (7)     SHAREHOLDERS' (DEFICIT) EQUITY

       (a)        STOCK-BASED COMPENSATION

              The Company has six stock-based compensation plans, which are described below. The Company follows SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS 123). In accordance with SFAS 123, the Company applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, compensation cost is generally not recognized for options awarded in the 1995 and 1996 Stock Incentive Plans, the Employee Stock Purchase Plan and fixed stock option awards under the Senior Operating and Executive Officer Stock Option Plans. Compensation cost recognized in the statements of operations for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and for the year ended September 30, 1997 totaled $2,161, $(357), $149 and $9,747, respectively. The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model assuming no dividend yield and the following weighted average assumptions for grants for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and for the year ended September 30, 1997 are as follows:


                                                                       OPTION AWARDS
                                                       ----------------------------------------------
                                                                  DECEMBER 31,
                                                       ------------------------------   SEPTEMBER 30,
                                                        1999        1998        1997        1997
                                                       ------      ------      ------   -------------
Expected volatility ..............................         70%         62%         58%         56%
Risk free interest rate ..........................        5.6%        5.2%        5.4%        6.3%
Expected life (in years) .........................        3.5         3.5         3.5         3.5


                                                                EMPLOYEE STOCK PURCHASE PLAN
                                                       ----------------------------------------------
                                                                   DECEMBER 31,
                                                       ------------------------------   SEPTEMBER 30,
                                                        1999        1998        1997        1997
                                                       ------      ------      ------   -------------
Expected volatility ..............................         70%         62%         58%         56%
Risk free interest rate ..........................        5.0%        4.8%        5.3%        5.4%
Expected life (in years) .........................         .5          .5          .5          .5

                                                                     (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)



       The weighted average fair value of stock awards granted under the various plans are as follows:



                                                                     THREE-MONTH
                                         YEARS ENDED DECEMBER 31,    PERIOD ENDED      YEAR ENDED
                                         -------------------------   DECEMBER 31,    SEPTEMBER 30,
                                           1999             1998         1997            1997
                                         --------         --------   ------------    -------------
Stock option awards ................     $   5.41         $   6.50     $   6.17        $   4.68
Employee Stock Purchase
    Plan ...........................         5.04             2.16         1.81            1.81

              Had compensation cost for the Company's six stock-based compensation plans been determined pursuant to SFAS 123, the Company's net loss and net loss per common share would have been increased to the pro forma amounts indicated below:

                                                                                    THREE-MONTH
                                                     YEARS ENDED DECEMBER 31,       PERIOD ENDED     YEAR ENDED
                                                  ----------------------------      DECEMBER 31,    SEPTEMBER 30,
                                                      1999             1998             1997             1997
                                                  -----------      -----------      ------------    ------------
Net loss to common shareholders:
    As reported .............................     $  (190,517)     $  (161,796)     $   (42,738)     $  (116,307)
    Pro forma ...............................        (200,460)        (170,184)         (44,487)        (119,183)

Net loss per share, basic and diluted:
      As reported ...........................     $     (5.11)     $     (4.52)     $     (1.39)     $     (4.71)
      Pro forma .............................           (5.38)           (4.75)           (1.44)           (4.82)

              Pro forma net loss reflects only options granted since October 1, 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting period and compensation cost for options granted prior to September 30, 1995 is not considered.

        (b)       STOCK OPTION AWARDS

              Under the 1995, 1996, 1997 and 1999 Stock Option Plans (the Plans), the Company has authorized the issuance of 1,750,000, 1,000,000, 1,000,000 and 2,000,000 common shares, respectively.
              The Plans provide for the granting of incentive stock options and non-statutory stock options to employees, officers and employee directors and consultants at an exercise price no less than 100% of the market value on the last trading day prior to the date of grant. The 1995, 1996 and 1997 options have a maximum term of five years and the 1999 options have a maximum term of ten years and become exercisable at such times and in such installments, for each individual option, as determined by the Board of Directors.

                                      F-23                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)



              In addition, the Company grants fixed option awards under the 1996 Senior Operating Officer Stock Option Plan (Operating Officer
              Plan). These options have a term of six years and become exercisable at such time and in such installments for each individual option, as determined by the Board of Directors.

              Under the Operating Officer Plan and the 1996 Senior Executive Officer Stock Option Plan (Executive Plan), the Company may grant stock options to purchase up to 900,000 and 600,000 common shares, respectively, to selected individuals. The options have a maximum term of six years.

              A summary of the status of the Company's fixed and performance-based stock option awards as of December 31, 1999, 1998, 1997 and September 30, 1997 and the changes during the period of years ended on those dates is presented below:


                                                         STOCK OPTIONS AWARDS
                                                       ------------------------
                                                                       WEIGHTED
                                                                       AVERAGE
                                                                       EXERCISE
                                                         SHARES         PRICE
                                                       ----------      --------
Outstanding at September 30, 1996 ................      3,061,205      $ 7.68

Granted ..........................................      1,490,000        9.91
Exercised ........................................       (643,016)       5.15
Canceled .........................................        (83,655)       8.89
                                                       ----------

Outstanding at September 30, 1997 ................      3,824,534        8.95

Granted ..........................................        175,000       10.29
Exercised ........................................       (158,209)       7.00
Canceled .........................................       (236,218)      10.94
                                                       ----------

Outstanding at December 31, 1997 .................      3,605,107        8.97

Granted ..........................................      2,927,357       11.02
Exercised ........................................       (429,350)       7.58
Canceled .........................................     (1,807,987)      12.20
                                                       ----------

Outstanding at December 31, 1998 .................      4,295,127        9.15

Granted ..........................................      3,116,343       10.02
Exercised ........................................       (989,504)       7.57
Canceled .........................................     (1,565,370)      10.57
                                                       ----------

Outstanding at December 31, 1999 .................      4,856,596        9.57
                                                       ==========


                                      F-24                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


                                                    STOCK OPTIONS AWARDS
                                                  -----------------------
                                                                 WEIGHTED
                                                                 AVERAGE
                                                                 EXERCISE
                                                    SHARES        PRICE
                                                  ---------     ---------
Number of options exercisable
    at end of period ........................     1,690,821     $    9.27
                                                  =========


                                      F-25                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)

              The following table summarizes information about stock options outstanding at December 31, 1999:


                        OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
-----------------------------------------------------------------    ----------------------
                                            WEIGHTED
                                             AVERAGE     WEIGHTED     WEIGHTED
                         NUMBER             REMAINING    AVERAGE       NUMBER      AVERAGE
    RANGE OF            OF SHARES          CONTRACTUAL   EXERCISE     OF SHARES    EXERCISE
 EXERCISE PRICES       OUTSTANDING             LIFE       PRICE      EXERCISABLE    PRICE
------------------     -----------         -----------   --------    -----------   --------
$  3.00 - 5.99            125,000           9.3 years    $  5.88       41,667      $   5.88
   6.00 - 8.99          2,593,721           2.5 years       7.90      936,905          7.96
   9.00 - 11.99         1,406,115           5.9 years      10.86      603,593         10.47
   12.00 - 14.99          469,787           8.7 years      12.81           --            --
   15.00 - 16.4375        261,973           3.5 years      15.08      108,656         15.10

              On December 14, 1998, options to purchase 1,197,830 shares were repriced from prices ranging between $8.25 and $15.00 per share, to $7.15 per share. The vesting terms for the repriced options were extended from three to four years from the original date of grant. Options for directors, officers and key executives were not repriced.

       (c)        EMPLOYEE STOCK PURCHASE PLAN

              In April 1999, the Company amended the 1996 Employee Stock Purchase Plan (the Purchase Plan), to authorize the issuance of an additional 600,000 common shares. The total shares authorized since adoption of the Plan is 1,100,000. The Purchase Plan allows eligible employees of the Company to purchase common shares of the Company at a price equal to 85% of the lower of the fair market value at the beginning or end of the six-month offering period. Fair market value is calculated as the lesser of (i) the closing price of the Company's common shares on the last trading day immediately before the date of determination, or (ii) the weighted average trading price for such shares for the five trading days immediately before the date of determination. Employees who own 5% or more of the voting rights of the Company's outstanding common shares may not participate in the Purchase Plan. Employees purchased 260,317, 220,843, 75,198 and 62,993 shares under the purchase plan during the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and the year ended September 30, 1997, respectively.

              In April 1999, the Company adopted the 1999 Supplemental Employee Stock Purchase Plan (the Supplemental Plan). The Supplemental Plan allowed employees participating in the Purchase Plan for the October 1998 to March 1999 offering period rights to shares that were not available in the Purchase Plan due to a shortfall in available shares. The Supplemental Plan authorized 150,000 common shares at $4.83 per share of which 88,293 were granted and subsequently 61,707 were cancelled. The related compensation cost recognized in the statement of operations for the year ended December 31, 1999 was $700.


                                      F-26                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)

        (d)       WARRANTS OUTSTANDING

              At December 31, 1999, a warrant to purchase 300,000 common shares at $6.75 per share was outstanding and exercisable. The warrant was granted to a former director and expires in September 2000.

        (e)       DIVIDEND RESTRICTIONS

              The indentures related to the Secured Notes, the Senior Secured Discount Notes, the Notes and the Accrual Notes prohibit the payment of dividends.


                                      F-27                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


(8)      INCOME TAXES

       The provision for income taxes differs from the amount computed by applying the Canadian statutory income tax rate to net income before taxes for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and the year ended September 30, 1997 as follows:


                                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                            1999          1998            1997           1997
                                                        ------------   ------------   ------------   -------------
Computed expected income
    tax benefit at
    Canadian statutory rate ......................          (39)%          (39)%          (39)%          (39)%
Expected state/province
    income tax benefit ...........................           (5)            (5)            (4)            (4)
Increase in valuation
    allowance ....................................           37             41             37             30
Amortization of goodwill .........................            1              1              1              1
Effect of difference in United
    States statutory rate ........................            5              5              5              5
Effect of acquisition of new
    subsidiaries .................................           --              1             --              2
Non-deductible interest ..........................           --             --              2              2
Other ............................................            1             (4)            --              4
                                                            ---            ---            ---            ---

Income tax expense ...............................           --%            --%             2%             1%
                                                            ===            ===            ===            ===


                                      F-28                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


       Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Company's deferred tax asset and liability are as follows:


                                                                      DECEMBER 31,
                                                            -----------------------------
                                                               1999                1998
                                                            ---------           ---------
Deferred tax assets:
    United States Federal and state net
      operating loss carryforwards ...............          $  96,520           $  76,241
    Canadian net operating loss
      carryforwards ..............................             28,291              15,975
    Non-deductible interest ......................             66,046              39,199
    Canadian non-deductible interest .............              7,044               5,269
    Canadian capital loss carryforward ...........                128                 128
    Other ........................................              4,174               3,361
                                                            ---------           ---------

              Total deferred tax assets ..........            202,203             140,173

    Less valuation allowance .....................           (197,488)           (129,757)
                                                            ---------           ---------

              Total gross deferred tax assets ....              4,715              10,416
                                                            ---------           ---------

Deferred tax liabilities:
    Furniture, fixtures and equipment, due to
      differences in depreciation ................              4,071               6,217
    Capitalized software/intangibles .............                644               4,199
                                                            ---------           ---------

              Total gross deferred
                tax liabilities ..................              4,715              10,416
                                                            ---------           ---------

              Net deferred tax liabilities .......          $      --           $      --
                                                            =========           =========

       The valuation allowance for deferred tax assets as of October 1, 1996 was $19,429. The net change in total valuation allowance for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and for the year ended September 30, 1997 was an increase of $67,731, $61,787, $14,490 and $34,051, respectively.


                                      F-29                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


       The Company has non-capital losses for income tax purposes of approximately $60,826 available to reduce Canadian taxable income of future years, expiring as follows:


      2001............................................................................    $  1,574
      2002............................................................................       1,877
      2003............................................................................       3,079
      2004............................................................................       2,909
      2005............................................................................      23,755
      2006............................................................................      27,632
                                                                                          --------

                                                                                          $ 60,826
                                                                                          ========

       Based on a history of recurring losses, it is questionable whether the Company will be allowed to utilize these Canadian losses if the tax authority determines that the Company has no reasonable expectation of profit. As of December 31, 1999, the Company also has a Canadian net capital loss carryforward of $280. Net capital losses can be carried forward indefinitely but can only be utilized to offset taxable capital gain.

       The Company has net operating losses for income tax purposes of approximately $264,506 available to reduce United States taxable income of future years, expiring as follows:



      2006............................................................................    $    405
      2007............................................................................         537
      2008............................................................................       2,800
      2009............................................................................       5,020
      2010............................................................................      36,922
      2011............................................................................      64,283
      2017............................................................................      36,601
      2018............................................................................      61,039
      2019............................................................................      56,899
                                                                                          --------

                                                                                          $264,506
                                                                                          ========

       Approximately 58% of these net operating losses may be utilized for state income tax purposes.

       For United States income tax purposes, utilization of net operating losses may be subject to limitation in the event of certain substantial stock ownership changes pursuant to IRC Section 382 and referred to hereinafter as an ownership change. An ownership change would limit the utilization of any net operating losses incurred prior to the change in ownership date. The Company has completed an analysis under IRC Section 382 and has determined that no ownership change has occurred.


                                      F-30                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


(9)      LEASES

       The Company is obligated under capital lease agreements for equipment which expire at various dates during the next twenty years. Certain of these agreements contain clauses which allow the lessor to cancel the agreement upon twelve-month written notice. However, the Company believes that the likelihood of such clauses being exercised is remote. Gross amounts of equipment and related accumulated amortization recorded under capital leases were as follows:

                                                                    DECEMBER 31,
                                                            ---------------------------
                                                              1999               1998
                                                            --------           --------
Network facilities and equipment .................          $ 38,608           $ 33,540
Less accumulated amortization ....................           (15,864)            (9,307)
                                                            --------           --------

                                                            $ 22,744           $ 24,233
                                                            ========           ========

       Amortization of assets held under capital leases is included with depreciation expense.

       The Company also has noncancelable operating leases, primarily for facilities, which expire over the next five years. Rental expense under operating leases was $7,582, $6,281, $1,114 and $3,385 for the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and for the year ended September 30, 1997, respectively.


                                      F-31                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


       Future minimum lease payments under noncancelable leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1999 are:


                                                            CAPITAL         OPERATING
                                                            LEASES           LEASES
                                                            -------         ---------
Year ending December 31:
    2000 .........................................          $ 9,202          $ 6,942
    2001 .........................................            5,333            6,147
    2002 .........................................            3,672            5,814
    2003 .........................................            3,431            5,423
    2004 .........................................            3,320            4,583
    Thereafter ...................................           14,064            9,243
                                                            -------          -------

              Total minimum lease payments .......           39,022          $38,152
                                                            =======          =======

Less amount representing interest (at rates
    ranging from 9% to 17%) ......................           15,516
                                                            -------

              Net minimum lease payments .........           23,506

Current portion of capital leases obligations ....            6,693
                                                            -------

              Capital lease obligations,
                less current portion .............          $16,813
                                                            =======


 (10)    COMMITMENTS AND CONTINGENCIES

       (a)        PENSION AND PROFIT SHARING PLANS

              The Company has a defined contribution 401(k) plan (the Plan). Employees are eligible to participate in the Plan upon commencement of service. Participants may defer up to 15% of eligible compensation. In October 1999, the Company amended the Plan to provide matching contributions of 50% on the first 6% of employee deferrals. The matching contributions vest over five years. Company contributions were $272 for the year ended December 31, 1999.

       (b)        EMPLOYMENT AGREEMENTS

              The Company has entered into employment agreements with key members of management. These agreements provide for certain payments in the event of death, disability and change of control. The agreements also contain covenants not to compete.

       (c)        CONSTRUCTION CONTRACTS

              The Company is party to various construction contracts arising in the ordinary course of business.



                                      F-32                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


(11)     LEGAL PROCEEDINGS

       (a)        GLOBAL AND CURRENT AND FORMER OFFICERS AND DIRECTORS

              On October 20, 1998, the Company and GST Telecom filed a
              Complaint in the Superior Court of California, County of Santa Clara, against Global and six former GST officers and directors (the Defendants). The Complaint included claims for fraud, negligent misrepresentation, unjust enrichment, and unfair competition primarily related to the alleged misappropriation of a Mexican business opportunity. The Complaint sought an accounting, a constructive trust, and restitution of GST's interest in the opportunity and also sought unspecified exemplary and punitive damages and attorneys' fees.

              On January 27, 1999, Global and GST Mextel, Inc. (Mextel) filed a Complaint in the Supreme Court of British Columbia, against GST and GST Telecom. The Complaint, which arose from the same matters for which GST and GST Telecom filed its complaint against Global, et al., in the Superior Court of California, included claims for declaratory and injunctive relief and unspecified general and special damages.

              On January 28, 1999, five former GST officers or directors filed a Complaint in the Supreme Court of British Columbia against the Company, GST Telecom and four current GST directors. The Complaint, which arose from the same matters for which GST and GST Telecom filed its complaint against Global, et al., in the Superior Court of California, included claims for oppression and declaratory relief, and seeks unspecified actual and punitive damages, costs and attorneys' fees.

              On September 16, 1999, the Company received $30,000 in cash from Global and others in connection with the settlement of various lawsuits, including the above lawsuits between GST, Global, Mextel and three of the former directors. Pursuant to the settlement, all claims against these parties have been dismissed with the exception of the claim discussed in 11(d) below. The Company claims against the non-settling parties are unaffected by this settlement.

       (b)        FORMER DIRECTOR AND COUNSEL

              On December 16, 1998, GST, GST USA, Inc. (GST USA) and GST Telecom filed a Complaint in the United States District Court, Southern District of New York, against a former director and a law firm which previously represented the Company as general counsel. The Complaint includes claims for professional negligence, breach of fiduciary duty, and breach of contract, and seeks compensatory damages and attorneys' fees.

              On February 12, 1999, the former director filed his Answer to the Complaint. The law firm filed its Answer and Counterclaims to the Complaint on February 17, 1999. The law firm counterclaimed against GST, GST USA and GST Telecom for breach of contract, unjust enrichment, quantum meruit, and "account stated," based on invoices submitted to GST of approximately $250.


                                      F-33                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)

              On March 10, 2000, the parties entered into a settlement of the Complaint and certain of the proceedings described in 11(a) and
              (c). The settlement is subject to the execution of a final agreement and payment by the law firm.



                                      F-34                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)

       (c)        FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER

              On January 25, 1999, the Company's former Chairman and Chief Executive Officer, filed a Complaint in the Superior Court of Washington, King County, against GST, GST USA and GST Telecom. The Complaint, which relates to the circumstances under which the former Chairman and Chief Executive Officer ceased to serve as an officer and director of GST, includes claims for breach of employment agreement, breach of the covenant of good faith and fair dealing, violation of wage statutes, and indemnity.

              On February 23, 1999, the Company answered by denying all liability and filed counterclaims against the former Chairman and Chief Executive Officer, Global and five other former officers and directors for liability with respect to the matters leading to the termination of the former Chairman and Chief Executive Officer's employment. In particular, GST seeks recovery under Washington law for matters described in note 11(a), above, as well as for breaches committed with respect to the wrongful use of GST funds for the purchase of telecommunications licenses. The matter is currently in discovery.

        (d)       FORMER TREASURER AND FORMER DIRECTORS

              On February 9, 1999, the Company filed a Complaint in the Superior Court for the State of Washington, Clark County, against the former treasurer of the Company. The Complaint is based on alleged misconduct and includes claims for fraud, breach of fiduciary duty, unjust enrichment, and unfair business practices, and seeks an accounting, imposition of a constructive trust, compensatory damages, costs of suit, attorneys' fees, and treble damages. In particular, the Complaint seeks relief based on misuse of insider information in the purchase of stock, wrongful disbursements to third parties, and involvement in a fraudulent release of stock from escrow. This claim has been consolidated with the claim against the Former Chairman and Chief Executive Officer described in note 11(c), above.

              On June 4, 1999, the Company filed a Complaint in the Supreme Court of British Columbia, against three former directors and the former treasurer seeking a constructive trust over the proceeds of 750,000 common shares of GST which the Company believes were wrongfully removed from an escrow account. The defendants have denied liability. The matter is currently in discovery.


                                      F-35                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


       (e)        CLASS ACTION SECURITIES LAWSUITS

              On October 21, 1999, the first of several class action lawsuits was filed in the United States District Court for the Western District of Washington against GST, certain former officers and directors and in one lawsuit against Global Light Telecommunications, Inc. No current director or officer of GST is named as a defendant. The Complaint claims that the Company and the other defendants committed securities fraud by failing to make disclosures concerning a transaction with Global regarding the Company's joint venture in Bestel, S.A. de C.V., the owner of a 2,270 kilometer fiber optic telecommunications network in Mexico, that is the subject of 11(a) discussed above. The Complaints do not specify the amount of damages sought. A single consolidated complaint was filed by the plaintiffs on March 14, 2000. The Company denies liability, and will vigorously dispute the allegations of the Complaint.

       (f)        FORMER EMPLOYEE OF MAGNACOM

              In February 1999, a former employee of Magnacom Wireless, LLC filed suit in Oregon state court against the Company. It has subsequently been transferred to federal court. The suit claims that the Company should be liable for Magnacom's obligations on the basis that the Company was involved in many functions of Magnacom. The Company has denied liability and the matter is currently in discovery.


              Pursuant to the guidance set forth in SFAS 5, ACCOUNTING FOR CONTINGENCIES, the Company has accrued loss provisions related to certain of the legal proceedings detailed above. In the opinion of management, the ultimate disposition of such matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

              The Company is also involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's consolidated financial position, results of operations or cash flows.

 (12)    RELATED PARTY TRANSACTIONS

       (a)        MAGNACOM WIRELESS, LLC (MAGNACOM)

              In 1996, the Company and Magnacom, a company which was controlled by the Company's former Chairman and Chief Executive Officer, entered into a reseller agreement pursuant to which (i) the Company was to become a reseller of PCS services in markets in which Magnacom had obtained FCC licenses, and (ii) Magnacom was to use the Company to provide switched local and long distance services in markets where the Company had operational networks. Pursuant to such agreement, the Company paid Magnacom $0, $200, $0 and $8,403 during the years ended December 31, 1999 and 1998, the three-months ended December 31, 1997 and the year ended September 30, 1997, respectively. In addition, the Company made operating advances to Magnacom of $0, $925, $91 and $52 during the years ended December 31, 1999 and 1998, the three-months ended December 31, 1997 and the year ended September 30, 1997, respectively.

              In October 1998, Magnacom filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. As a result, the Company wrote-off all amounts previously paid to Magnacom in the third quarter of 1998. The total write-off of approximately $15,668 is included in special charges in the accompanying consolidated statement of operations for the years ending December 31, 1998.


                                      F-36                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)

              The transactions with Magnacom form the basis for certain of the legal proceedings described in notes 11(b), 11(c) and 11(d), and 11(f).



                                      F-37                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


       (b)        PACWEST NETWORK, INC. (PNI)

              The operations of the Company's Hawaiian microware network require the use of radio licenses from the FCC. Such licenses are owned by PNI, a company controlled by the Company's former Chairman and the former treasurer. Under agreements between the Company and PNI,
              (1) the Company pays a monthly fee to PNI to utilize PNI's licenses for its communications traffic and (2) PNI pays an equal monthly fee to the Company for the right to utilize the Company's facilities for other communications traffic using up to 10% of PNI's license capacity.

       (c)        GLOBAL

              In a series of transactions during the third and fourth quarters of 1996, the Company acquired 3,600,000 shares of Canadian Programming Concepts, Inc. (CPC), a Canadian corporation which is publicly traded on the Vancouver Stock Exchange, for consideration of $3,659. CPC's name was subsequently changed to Global. The Company's shares constitute approximately 14% of Global's total outstanding shares at December 31, 1999. As noted in note 11(a), the Company has reached a settlement of the litigation with Global, and as described in note 16, has disposed of its shares in Global.

        (d)       TOMEN

              Under the Tomen facility, Tomen has the right to act as procurement agent for each network project it finances. The Company has purchased equipment through Tomen at competitive prices. Additionally, an upfront fee of 1.50% of the aggregate principal amount of each project loan advanced and a commitment fee of .50% per annum on the unused portion of each project loan is payable to Tomen.

              Pursuant to the Tomen agreements, Tomen has purchased 1,586,595 shares of common stock for total cash consideration of $10,400.

       (e)        OTHER

              The Company paid approximately $0, $1,929, $104, and $2,066 in legal fees during the years ended December 31, 1999 and 1998, the three-month period ended December 31, 1997 and the year ended September 30, 1997, respectively, to a firm having a member who was also a director of the Company.

              The Company paid approximately $264 in compensation, in addition to director fees, for the year ended December 31, 1999 to the Company's non-employee Chairman of the Board.

              Prior to June 1997, the Company's former Chairman and Chief Executive Officer served as a paid consultant to Tomen. Additionally, Pacwest Network LLC received a fee equal to 1% of the aggregate debt and equity financing provided by Tomen to the Company through October 1997. Such fees incurred by the Company totaled $437 during the year ended September 30, 1997.



                                      F-38                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


(13)     SEGMENTS

       The Company has adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. As an integrated communications provider, the Company has one reportable operating segment. While the Company's chief decision-maker monitors the revenue streams of various services, operations are managed and financial performance is evaluated based upon the delivery of multiple services over common network and facilities. This allows the Company to leverage its network costs in an effort to maximize return. As a result, there are many shared expenses generated by the various revenue streams; because management believes that any allocation of the expenses to multiple revenue streams would be impractical and arbitrary, management does not currently make such allocations internally. The chief decision-maker does, however, monitor revenue streams at a more detailed level than those depicted in the Company's historical general purpose financial statements. The following table presents revenues by service type:


                                                                                              THREE-MONTH
                                                              YEARS ENDED DECEMBER 31,        PERIOD ENDED       YEAR ENDED
                                                            --------------------------         DECEMBER 31,     SEPTEMBER 30,
                                                               1999              1998             1997              1997
                                                            --------          --------        -------------     -------------
Local service ....................................          $ 93,620          $ 48,859          $  7,034          $ 16,993
Long distance services ...........................            65,590            65,701            12,609            44,981
Data services ....................................            19,843             8,770             1,100             2,000
Internet services ................................             9,601             8,404             1,013             3,006
Longhaul services ................................            11,603            14,673             3,395            12,057
Product ..........................................             4,089             4,708             8,706            23,374
Other ............................................             2,429             3,376               913             3,556
Construction and facility sales ..................           115,147             8,826             1,488                --
                                                            --------          --------          --------          --------

      Total revenues .............................          $321,922          $163,317          $ 36,258          $105,967
                                                            ========          ========          ========          ========


       Substantially all of the Company's revenue is attributable to customers in the United States. Additionally, all significant operating assets are located within the United States.


                                      F-39                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


(14)     SPECIAL CHARGES

       There were no special charges for the year ended December 31, 1999. Special charges for the year ended December 31, 1998 consist of the following:


Write-off of amounts paid to Magnacom pursuant
    to a reseller agreement ...........................          $14,600
Write-off of operating advances paid to Magnacom ......            1,068
Write-off of costs related to abandoned projects ......            9,918
Impairment of assets ..................................            3,881
                                                                 -------

              Non-cash special charges ................           29,467

Accrual of severance-related costs ....................            1,113
                                                                 -------

              Total special charges ...................          $30,580
                                                                 =======


       In 1998, the Company changed its strategic direction to focus on its core, domestic business. In conjunction with the change, management identified certain in-process network construction projects no longer considered compatible due to geographic location or technology changes. The write-off totaled $9,918 and represented the entire amount of the costs related to these in-process projects, including the costs of fiber optic networks and electronic equipment. These assets had never been placed in service and, as such, were not an integral part of the Company's ongoing operations. While the historical cost of these assets has been written-off of the accompanying consolidated balance sheets, the Company holds these assets for disposal.

       In conjunction with the change in strategic direction, management halted further development of and investment in shared tenant services. The decision resulted in an impairment charge of $2,728 for property, plant and equipment, and $1,153 for customer lists associated with such services. At December 31, 1998, the Company held its shared tenant services assets for sale and sold approximately 80% of such assets in 1999 for $207. The impairment loss was measured as the amount by which the carrying amount of these assets exceeded the estimated fair value of the assets, which was determined based on current market prices for similar assets. The loss reserve was recorded by increasing accumulated depreciation for the property, plant and equipment, and accumulated amortization for the customer lists. The amount of the write-off of customer lists represents the remaining unamortized balance of such lists, which were related to the 1996 acquisition of Tri-Star Residential Communications, Inc. (Tri-Star) a shared-tenant service provider. No goodwill had been recorded in conjunction with the acquisition of Tri-Star.


                                      F-40                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


       In the fourth quarter of 1998, management consummated a plan to involuntarily terminate approximately 40 employees, including former members of management, and to pay termination benefits to such employees. The employees worked in a variety of functions and operations throughout the Company. The termination of those employees did not have a material impact on the Company's business functions. At December 31, 1998, the Company had accrued $1,113 in severance-related costs. The majority of these costs relate to the termination plan and all but $315 were paid out in 1999. The following table details 1999 activity related to the severance accrual:


Accrual at December 31, 1998 ...........          $ 1,113

Payments ...............................             (737)
Adjustments ............................              (61)
                                                  -------

Accrual at December 31, 1999 ...........          $   315
                                                  =======

       See footnote 12 for a discussion of the amounts paid to Magnacom.

       Special charges for the year ended September 30, 1997 relate to a $7,445 non-cash compensation charge incurred when 750,000 common shares were released from escrow to former members of management. This transaction is part of the litigation described in note 11(d).


                                      F-41                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)


(15)     FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts and notes receivable, investments, accounts payable and accrued expenses approximate fair values due to the short-term maturities of those instruments. The carrying amounts for current and non-current restricted investments approximate fair value due to the composition of such investments and the related maturities. The carrying amount of unrestricted investments is based upon fair value as determined by quoted market prices.

       The following table details the carrying amounts and estimated fair values of long-term debt and redeemable preference shares at December 31, 1999 (the financial instruments for which carrying value and estimated fair value differ at December 31, 1999 and 1998):


                                                                DECEMBER 31, 1999                   DECEMBER 31, 1998
                                                            --------------------------          --------------------------
                                                            CARRYING           FAIR             CARRYING           FAIR
                                                             AMOUNT            VALUE             AMOUNT            VALUE
                                                            --------          --------          --------          --------
Long-term debt:
    Senior Secured Notes, 13.25% .................          $265,000          $262,350          $265,000          $273,933
    Senior Secured Discount Notes, 10.5% .........           355,587           242,500           320,997           239,555
    Senior Discount Notes, 13.875% ...............           274,800           228,087           240,304           228,415
    Convertible Senior Subordinated
      Discount Notes, 13.875% ....................            33,295            27,635            29,884            28,406
    Senior Subordinated Accrual
      Notes, 12.75% ..............................           144,000           136,800           144,000           133,920
Redeemable preference shares, 11.875% ............            69,688            70,675            61,741            54,950

       The fair value of publicly traded long-term debt is estimated based on quoted market prices. For substantially all other long-term obligations, carrying amounts approximate fair values as incremental borrowings available to the Company are at similar rates and terms. The fair value of redeemable preference shares is estimated based upon rates available to the Company for redeemable preferred equity with similar maturities and features.

       Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly impact the estimates.



                                      F-42                           (Continued)

                          GST TELECOMMUNICATIONS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

               (In thousands, except per share and share amounts)

(16)   SUBSEQUENT EVENTS

       (a) PRESIDENT AND CHIEF EXECUTIVE OFFICER RESIGNATION

       On January 25, 2000, the President and Chief Executive Officer of the Company resigned. The Company has appointed the Chief Operating Officer as Acting Chief Executive Officer until a permanent appointment is made.

       (b) SALE OF GLOBAL INVESTMENT

       In a series of transactions in February 2000, the Company sold its investment in Global described in note 1 for $56,534 in cash, resulting in a realized gain of the same amount.

       (c) BANKRUPTCY

       On May 17, 2000, the Company filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court of the District of Delaware. Pursuant to the bankruptcy filing, the Company has remained in possession of the Company's assets and properties, and all business and affairs will continue to be managed by the Company's directors.

       (d) DISPOSITION OF ASSETS

       On September 21, 2000, the U.S. District Court for the District of Delaware approved the agreement between the Company and Time Warner Telecom Inc. ("Time Warner Telecom") for Time Warner Telecom to purchase substantially all of the assets of the Company, excluding certain operations in Hawaii and certain non-core businesses, for $690 million. The Court approved the definitive purchase agreement between the Company and Time Warner Telecom following an auction for the Company's assets that concluded on August 25, 2000. Closing of the purchase is subject to regulatory approvals and other customary terms and conditions.

                          ITEM 1. FINANCIAL STATEMENTS

                          GST TELECOMMUNICATIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                JUNE 30,           DECEMBER 31,
                                                                  2000                1999(1)
                                                              ------------         ------------
ASSETS
Current assets:
 Cash and cash equivalents                                    $     29,392         $     42,983
 Restricted investments                                                150               19,828
 Accounts receivable, net                                           40,708               45,244
 Construction contracts receivable                                  35,127               26,823
 Investments                                                           910               44,596
 Prepaid and other current assets                                    9,884                8,562
                                                              ------------         ------------
  Total current assets                                             116,171              188,036
                                                              ------------         ------------

Restricted investments                                               3,457                9,848

Property and equipment                                             994,929              944,410
 less accumulated depreciation                                    (151,169)            (112,363)
                                                              ------------         ------------
                                                                   843,760              832,047

Other assets                                                       130,289              139,262
 less accumulated amortization                                     (56,187)             (56,564)
                                                              ------------         ------------
                                                                    74,102               82,698
                                                              ------------         ------------
  Total assets                                                $  1,037,490         $  1,112,629
                                                              ============         ============

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities not subject to compromise:
 Accounts payable                                             $      7,780         $     30,579
 Accrued expenses                                                   19,058               49,759
 Deferred revenue                                                   11,733               10,066
 Current portion of capital lease obligations                           --                6,693
 Current portion of long-term debt                                      --               17,466
                                                              ------------         ------------
  Total current liabilities not subject to compromise               38,571              114,563
                                                              ------------         ------------

Liabilities subject to compromise (see Note 3)                   1,319,713                   --

Long-term liabilities not subject to compromise:
 Long-term interest payable                                             --               43,134
 Capital lease obligations, less current portion                        --               16,813
 Long-term debt, less current portion                                   --            1,151,778
 Other liabilities                                                   5,460                   --

Redeemable preference shares                                        74,008               69,688

Shareholders' deficit:
 Common shares                                                     251,112              238,626
 Accumulated deficit                                              (651,374)            (566,523)
 Accumulated other comprehensive income                                 --               44,550
                                                              ------------         ------------
  Total shareholders' deficit                                     (400,262)            (283,347)
                                                              ------------         ------------
  Total liabilities and shareholders' deficit                 $  1,037,490         $  1,112,629
                                                              ============         ============

----------

(1) The information in this column was derived from the Company's audited financial statements as of December 31, 1999.

           See notes to condensed consolidated financial statements.


                                        1
--------------------------------------------------------------------------------

                          GST TELECOMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                    THREE MONTHS                         SIX MONTHS
                                                                   ENDED JUNE 30,                       ENDED JUNE 30,
                                                            -----------------------------       ------------------------------
                                                                2000              1999              2000              1999
                                                            ------------      ------------      ------------      ------------
Revenues:
  Telecommunications services                               $     53,236      $     51,214      $    107,690      $     99,938
  Construction, facility sales and other                           3,586            34,518            12,598            45,287
  Product                                                             --             1,157               205             2,239
                                                            ------------      ------------      ------------      ------------
   Total revenues                                                 56,822            86,889           120,493           147,464
                                                            ------------      ------------      ------------      ------------
 Operating costs and expenses:
  Network expenses                                                32,175            32,776            66,446            64,475
  Facilities administration and maintenance                        6,453             4,265            12,229             9,400
  Cost of construction revenues                                    2,428            20,027             8,483            25,865
  Cost of product revenues                                             2               655               307             1,350
  Selling, general and administrative                             31,180            29,996            66,813            57,969
  Depreciation and amortization                                   23,627            16,646            45,494            33,624
                                                            ------------      ------------      ------------      ------------
   Total operating costs and expenses                             95,865           104,365           199,772           192,683
                                                            ------------      ------------      ------------      ------------
   Loss from operations                                          (39,043)          (17,476)          (79,279)          (45,219)
                                                            ------------      ------------      ------------      ------------
 Other expenses (income):
  Interest income                                                   (615)           (2,622)           (1,530)           (6,483)
  Interest expense, net of amounts capitalized
  (contractual interest of $18,293 not recorded for
  the three- and six-month periods ended
  June 30, 2000)                                                  17,304            27,776            50,038            56,036
  Other                                                           (1,932)            1,293           (47,534)            1,492
                                                            ------------      ------------      ------------      ------------
                                                                  14,757            26,447               974            51,045
                                                            ------------      ------------      ------------      ------------
 Loss before reorganization expenses and income tax
 expense                                                         (53,800)          (43,923)          (80,253)          (96,264)
                                                            ------------      ------------      ------------      ------------
 Reorganization expenses (see Note 6)                              4,598                --             4,598                --
                                                            ------------      ------------      ------------      ------------
 Loss before income tax expense                                  (58,398)          (43,923)          (84,851)          (96,264)
                                                            ------------      ------------      ------------      ------------
 Income tax expense                                                   --                --                --                --
                                                            ------------      ------------      ------------      ------------
   Net loss                                                 $    (58,398)     $    (43,923)     $    (84,851)     $    (96,264)
                                                            ============      ============      ============      ============
   Net loss per share, basic and diluted(1)                 $      (1.57)     $      (1.28)     $      (2.29)     $      (2.71)
                                                            ============      ============      ============      ============
   Weighted average shares outstanding                        39,957,139        37,341,335        38,990,703        36,903,627
                                                            ============      ============      ============      ============

----------

(1) Net loss per share is increased for preference shares' accretion totaling $4,320 and $3,862 for the three- and six-month periods ended June 30, 2000 and 1999, respectively.


           See notes to condensed consolidated financial statements.

                                       2

--------------------------------------------------------------------------------

                          GST TELECOMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                     SIX MONTHS
                                                                                                    ENDED JUNE 30,
                                                                                            ------------------------------
                                                                                                2000              1999
                                                                                            ------------      ------------
Operations:
  Net loss                                                                                  $    (84,851)     $    (96,264)
  Adjustments to reconcile net loss to net cash used in operations:
    Depreciation and amortization                                                                 45,994            36,464
    Accretion and accrual of interest                                                             32,798            35,945
    Non-cash stock compensation and other expense                                                    224             1,434
    (Gain) loss on disposal of assets                                                             (1,275)            1,755
    Gain on sale of investments                                                                  (42,349)               --
    Changes in non-cash operating working capital:
      Accounts receivable, net                                                                     4,123            (9,276)
      Construction contracts receivable                                                           (1,230)               --
      Prepaid, other current and other assets, net                                                   942            (9,728)
      Accounts payable and accrued liabilities, prior to reorganization                           (4,453)           14,149
      Post-petition accounts payable and accrued liabilities                                      20,042                --
      Pre-petition accounts payable and accrued liabilities, authorized by the court              (8,695)               --
      Deferred revenue                                                                             1,835            10,133
      Deferred revenue from construction contracts                                                 5,460                --
                                                                                            ------------      ------------
        Cash used in operations                                                                  (31,435)          (15,388)
                                                                                            ------------      ------------
Investments:
  Proceeds from sale of investments                                                               56,580
  Purchase of property and equipment                                                             (58,981)         (151,803)
  Proceeds from sale of assets                                                                     5,966                --
  Purchase of other assets                                                                           396              (169)
  Change in investments restricted for the purchase of property and equipment                      6,391           110,231
                                                                                            ------------      ------------
        Cash provided by (used in) investing activities                                           10,352           (41,741)
                                                                                            ------------      ------------
Financing:
  Proceeds from long-term debt                                                                     2,311             1,040
  Principal payments on long-term debt and capital leases, prior to reorganization               (12,149)           (8,343)
  Issuance of common shares, net of issuance costs                                                 1,273             7,599
  Deferred debt financing costs                                                                   (1,135)               --
  Change in investments restricted to finance interest payments                                   17,192            16,151
                                                                                            ------------      ------------
        Cash provided by financing activities                                                      7,492            16,447
                                                                                            ------------      ------------
           Decrease in cash and cash equivalents                                                 (13,591)          (40,682)
 Cash and cash equivalents, beginning of period                                                   42,983            86,070
                                                                                            ------------      ------------
 Cash and cash equivalents, end of period                                                   $     29,392      $     45,388
                                                                                            ============      ============


            See notes to condensed consolidated financial statements.

                                        3

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

                          GST TELECOMMUNICATIONS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

1. BANKRUPTCY PROCEEDINGS

    On May 17, 2000, GST Telecommunications, Inc. ("GST" or the "Company"), and its subsidiaries filed voluntary petitions for protection from creditors under Chapter 11 of the United States Bankruptcy Code in the District of Delaware. The Company and its subsidiaries (collectively the "Debtors") are currently operating as debtors-in-possession under the supervision of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Chapter 11 cases have been consolidated for the purpose of joint administration under Case No. 00-1982 (GMS).

    On May 17, 2000, the Debtors also commenced ancillary proceedings under the Companies' Creditors Arrangement Act in Canada in the Ontario Superior Court of Justice.

    Under the proceedings, substantially all liabilities, litigation and claims pending against the Debtors in existence at the filing date are stayed unless the stay is modified or lifted or payment has been otherwise authorized by the Bankruptcy Court.

    On May 11, 2000, we obtained a commitment letter from Heller Financial, Inc. ("Heller") which will provide us, subject to satisfying certain conditions, debtor-in-possession financing for $50 million and the potential for up to an additional $75 million in cash. On May 26, 2000, the Bankruptcy Court entered an order approving the initial $30 million of this financing. On July 26, 2000, the Bankruptcy Court entered an order providing a superpriority interest for Heller over the secured debt of existing bondholders, upon the consent of a majority of the secured bondholders, which will in turn permit Heller to provide approximately $40 million of the $50 million in financing mentioned above. Based upon current unencumbered assets, the additional $10 million is available without the consent of the bondholders. To date, we have not drawn on the Heller credit facility.

    Under the Bankruptcy Code, the rights and treatment of pre-petition creditors and shareholders may be substantially altered. At this time, it is not possible to predict the outcome of the Chapter 11 cases in general or the effect of the cases on our business, or on the interests of creditors and shareholders. Management believes that it is highly unlikely that current equity security holders will receive any distribution under any reorganization or liquidation of our assets.

    On May 16, 2000, we signed a letter of intent with Time Warner Telecom, Inc., for the sale of substantially all of our assets for $450 million in cash. On June 12, 2000, we announced that the letter of intent with Time Warner Telecom, Inc., for the sale of substantially all of our assets would not be proceeding.

    On June 13, 2000, we opened the bidding procedures, with the approval of the Bankruptcy Court, in an auction format for substantially all of our assets. After an extension of the original bid and auction dates, qualified buyers were required to submit their bids on or prior to August 11, 2000. The bids are currently being evaluated. An auction will occur on August 22, 2000, and if such auction results in a bid or series of bids for the assets of GST satisfactory to the Company and its creditors, then we anticipate a Bankruptcy Court hearing on August 25, 2000 to result in an order confirming a sale, with such sale expected to close prior to the end of the year. If such a sale is consummated, it is highly unlikely that our current equity security holders would receive any distribution upon our subsequent liquidation and the interest of both secured creditors and unsecured creditors may be substantially impaired. If a sale of all or a portion of the Company's assets is not completed, we will either reorganize our remaining operations or liquidate the unsold assets.


                                        4

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

2. BASIS OF PRESENTATION

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. However, certain information or footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed, or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements include all adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full fiscal year or for subsequent periods. These financial statements should be read in conjunction with the Company's audited consolidated financial statements for the fiscal year ended December 31, 1999, as included in the Company's annual report on Form 10-K.

3. LIABILITIES SUBJECT TO COMPROMISE

    As of June 30, 2000, liabilities subject to compromise consist of the following:

       Trade payables                                    $     44,367
       Accrued liabilities                                     12,808
       Current portion, long-term debt                         20,030
       Current portion, capital lease obligations               5,994
       Long-term debt, less current portion                 1,156,453
       Capital lease obligations, less current portion         13,869
       Long-term interest payable                              52,007
       Other long-term liabilities                             14,185
                                                         ------------
        Total                                            $  1,319,713
                                                         ============

4. BASIC AND DILUTED NET LOSS PER SHARE

    For the three- and six-month periods ended June 30, 2000 and 1999, common stock equivalents were antidilutive and were not included in diluted weighted average shares outstanding. If the Company had reported net income for the periods presented, the weighted average number of common equivalent shares used to determine diluted net loss per share would have increased by 5,144 and 971,580 for the three- and six-month periods ended June 30, 2000, respectively, compared to 10,391,271 and 10,828,979 for the three- and six-month periods ended June 30, 1999.

5. SHAREHOLDERS' EQUITY

    Shares issued and outstanding are as follows:

                                             JUNE 30,      DECEMBER 31,
                                                2000          1999
                                             ----------    ----------
   Common shares, no par value               39,962,283    37,734,507

                                        5

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

6. REORGANIZATION EXPENSES

    For the three- and six-month periods ended June 30, 2000, reorganization expenses totaled $4,598, consisting of $2,564 for professional services and $2,034 for a retention bonus accrual. The retention bonus accrual is pursuant to a Bankruptcy Court-approved plan to retain our employees through the bankruptcy process.

7. ACCUMULATED OTHER COMPREHENSIVE INCOME

    The Company accounts for comprehensive income under Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." Comprehensive income is defined as changes in stockholders' equity exclusive of transactions with owners such as capital contributions and dividends. The change in the Company's accumulated other comprehensive income is as follows:

                                                                                           JUNE 30,        DECEMBER 31,
                                                                                             2000              1999
                                                                                         ------------      ------------
Balance, beginning of period                                                             $     44,550      $     36,675
Change in unrealized gain on available-for-sale investment sold during the period             (44,550)            7,875
                                                                                         ------------      ------------
Balance, end of period                                                                   $         --      $     44,550

    The balance as of June 30, 2000 is $0 because the Company sold its investment in Global Light Telecommunications, Inc. during the three months ended March 31, 2000 (see Note 11).

8. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                                    SIX MONTHS
                                                                                                   ENDED JUNE 30,
                                                                                          ------------------------------
                                                                                              2000              1999
                                                                                          ------------      ------------
Supplemental disclosure of cash flow information:
 Pre-petition cash paid for interest                                                      $     22,808      $     24,079
 Cash paid for income taxes                                                                         --                --
Supplemental schedule of non-cash investing and financing activities:
 Disposition of subsidiary:
  Assets                                                                                        (4,182)           (1,373)
  Liabilities                                                                                     (266)              216
 Amounts in accounts payable and accrued liabilities for the purchase of
 fixed assets at end of period                                                                   1,846            27,220
 Assets acquired through capital leases                                                             --             1,194
 Conversion of debt to equity                                                                   15,309               774
 Long term debt and capital leases reclassified to "Liabilities subject to compromise"       1,196,346                --


                                        6

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

9. CAPITALIZATION OF INTEREST

    The Company capitalized interest of $2,739 and $8,488 as a part of property and equipment for the three- and six-month periods ended June 30, 2000, respectively, compared to $8,728 and $16,371 for the three- and six-month periods ended June 30, 1999, respectively.

10. ACCRUED SEVERANCE

    In the fourth quarter of 1998, the Company accrued $1,113 in severance-related costs. The following table details activity related to the severance accrual.

  Accrual at December 31, 1998   $  1,113
  Payments                           (737)
  Adjustments                         (61)
                                 --------
  Accrual at June 30, 2000       $    315
                                 ========


11. SALE OF GLOBAL INVESTMENT

    In a series of transactions during the three months ended March 31, 2000, the Company sold its investment in Global Light Telecommunications, Inc. ("Global"). The Company was accounting for the investment as available-for-sale under SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." The after-tax net gain as a result of the transactions was $42,349.

12. DEBT SERVICE REQUIREMENTS

    At May 16, 2000, the Company had $1,196,346 of indebtedness outstanding along with $74,008 of manditorily redeemable preference shares. As a result of filing for protection under bankruptcy law, the Company is not permitted to make any payments of the debt service requirements. All of these obligations are subject to discharge in bankruptcy upon the completion of all proceedings.

13. IMPAIRMENT OF ASSETS

    The bidding and auction processes described above could ultimately result in the sale of substantially all of the Company's assets. Although the Company and its creditors are not required to accept any offer, it is possible that the Company's creditors would accept an offer or offers to purchase substantially all of the Company's assets for less than the current book value of those assets. Such a transaction could result in an impairment of assets. Until the auction has been completed, the Company cannot predict the values of the final bid(s) or whether those bids will be acceptable to the creditors. The Company has determined that pursuant to SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," no impairment of assets existed as of June 30, 2000.

14. APOPTION OF NEW ACCOUNTING STANDARDS

    In June 1999, the Financial Accounting Standards Board (the "FASB") issued Interpretation No. 43 ("FIN 43"), "Real Estate Sales, an interpretation of FASB Statement No. 66." The interpretation is effective for sales of real estate with property improvements or integral equipment


                                        7
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

entered into after June 30, 1999. Under this interpretation, conduit is considered integral equipment and dark fiber will likely be considered integral equipment. Accordingly, title must transfer to a lessee in order for a lease transaction to be accounted for as a sales-type lease. For contracts entered into after June 30, 1999, sales-type lease accounting will no longer be appropriate for conduit and dark fiber leases and, therefore, these transactions will be accounted for as operating leases unless title transfers to the lessee.

    In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation," an interpretation of APB Opinion No. 25. This Interpretation clarifies the application of Opinion 25 for certain issues: a) the definition of employee for purposes of applying Opinion 25, b) the criteria for determining whether a plan qualifies as a noncompensatory plan, c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and d) the accounting for an exchange of stock compensation awards in a business combination. Generally, this Interpretation is effective July 1, 2000. We do not expect the adoption of this Interpretation to have a material effect on our financial position or on the results of operations.


                                        8

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